                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated July 29, 1994 relating to the combined financial statements of Evergreen appearing in the Company's current report on Form 8-K dated February 26, 1996. We also consent to the incorporation by reference in such Prospectus of our report dated July 29, 1994 in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by the Company's Form 10-K/A filed August 23, 1995.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ BDO SEIDMAN, LLP
Seattle, Washington
February 23, 1996